Exhibit 10.19

                          SALARY CONTINUATION AGREEMENT

     THIS SALARY CONTINUATION AGREEMENT (this "Agreement") is entered into as of this 13th day of September, 2004, by and between Community Capital Bancshares, Inc., a bank holding company organized under the laws of the State of Georgia (the "Company"); Albany Bank & Trust, N.A., a national bank chartered under the laws of the United States of America (the "Bank") (the Company and the Bank shall be referred to collectively as the "Employer"); and Robert E. Lee, President of the Employer (the "Executive").

     WHEREAS, the Executive has contributed substantially to the success of the Employer and the Employer desires that the Executive continue in its employ;

     WHEREAS, to encourage the Executive to remain an employee of the Employer, the Employer is willing to provide salary continuation benefits to the Executive, payable out of the Employer's general assets; and

     WHEREAS, the parties hereto intend that this Agreement shall be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and shall be considered a plan described in Section 301(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following terms have the meanings specified -

     1.1 "Accrual Balance" means the liability that should be accrued by the Employer under generally accepted accounting principles ("GAAP") for the Employer's obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106, and the calculation method and discount rate specified hereinafter. The Accrual Balance shall be calculated based on the Executive's base salary amount as of the Effective Date projected forward to the Executive's Normal Retirement Age with an annual adjustment determined by reference to the "cost of living" adjustment commonly used in the commercial banking industry. The Accrual Balance shall be calculated assuming a level principal amount and interest as the discount rate is accrued each period. The principal accrual is determined such that when it is credited with interest each month, the Accrual Balance at Normal Retirement Age equals the present value of the normal retirement benefits described in Section 2.1.1(a) and (b). At the end of each Plan Year, the Accrual Balance shall be adjusted to reflect the Employer's obligation under Sections 2.1.1(a) and (b) in terms of the Executive's actual base salary for that Plan Year. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20-year corporate bond rated Aa by Moody's, rounded to the nearest %. The initial discount rate is 6.25%. In its sole discretion, the Plan Administrator may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.


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     1.2  "Beneficiary"  means  each  designated  person,  or  the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive, determined according to Article 4.

     1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

     1.4 "Change in Control" shall have the same meaning specified in any severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Employer. If the Executive is not a party to a severance or employment agreement containing a definition of Change in Control, Change in Control means any of the following events occur on or after the Effective Date -

          (a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of either the Bank or the Company, as the case may be, or such other transaction as may be described under 12 C.F.R. Section 225.41(c)(1) or any successor thereto;

          (b) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (relating to the election of directors) shall be deemed to be an Incumbent Director;

          (c) the approval by the stockholders of either the Bank or the Company of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

          (d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

     1.5 "Disability" means the Executive suffers a sickness, accident or injury that is determined by the carrier of any individual or group disability insurance policy covering the Executive to be a disability rendering the Executive totally and permanently disabled, as certified by a physician chosen by the Employer and reasonably acceptable to the Executive.

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


     1.6 "Early Retirement Date" means the date of the Executive's Termination of Employment with the Employer for reasons other than death, Disability, Termination for Cause, termination under Article 5 of this Agreement, or within twenty-four (24) months after a Change in Control, provided, however, that an Early Retirement Date may only occur following the later of the date the Executive attains age sixty-two (62) or the date the Executive has been continuously employed by the Employer for ten (10) years.

     1.7 "Effective Date" means January 1, 2004.

     1.8 "Final Average Salary" means the Executive's five-year average annual salary at the Executive's Normal Retirement Date based on the Executive's average monthly base salary (plus any deferrals of base salary) in the sixty
(60) month period ending at the end of the month immediately before the Executive attains Normal Retirement Date.

     1.9 "Good Reason" shall have the same meaning specified in any employment or severance agreement existing on the date hereof or entered into hereafter by the Executive and the Employer. If the term "Good Reason" or similar term is not defined in an employment agreement or severance agreement, it means -

          (a) a material diminution in Executive's powers, responsibilities or duties,

          (b) a material reduction in the Executive's base salary without the Executive's consent,

          (c) relocation of the main office to which the Executive reports on a regular basis, to a location that is more than twenty-five (25) miles from the Employer's main office location on the Effective Date, or

          (d) a requirement by the Employer that the Executive travel unreasonably more than the amount of travel required of the Executive as of the Effective Date in connection with the performance of his duties for the Employer.

     1.10 "Normal Retirement Age" means age sixty-five (65).

     1.11 "Normal Retirement Date" means the date of the Executive's Termination of Employment on or after the Executive reaches Normal Retirement Age, other than a Termination of Employment due to the Executive's death or due to a Termination for Cause.

     1.12 "Person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

     1.13 "Plan Administrator" means the plan administrator described in Article 8.

     1.14 "Plan Year" means a twelve-month period commencing on January 1, and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on December 31 of the year in which occurs the Effective Date.

     1.15 "Termination for Cause" and "Cause" shall have the same definition specified in any severance or employment agreement existing on the date hereof or entered into hereafter

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
between the Executive and the Employer. If the Executive is not a party to a severance or employment agreement containing a definition of termination for cause, "Termination for Cause" and "Cause" mean the termination of the Executive's employment for any of the following reasons -

          (a) the Executive's gross negligence or gross neglect of duties or intentional and material failure to perform stated duties after written notice thereof, or

          (b) disloyalty or dishonesty by the Executive in the performance of his duties, or a breach of the Executive's fiduciary duties for personal profit, in any case whether in his capacity as a director or officer, or

          (c) intentional wrongful damage by the Executive to the business or property of the Employer or its affiliates, including without limitation the reputation of the Employer, which in the judgment of the Employer causes material harm to the Employer or affiliates, or

          (d) a willful violation by the Executive of any applicable law or significant policy of the Employer or an affiliate that, in the Employer's judgment, results in an adverse effect on the Employer or the affiliate, regardless of whether the violation leads to criminal prosecution or conviction. For purposes of this Agreement, applicable laws include any statute, rule, regulatory order, statement of policy, or final cease-and-desist order of any governmental agency or body having regulatory authority over the Employer, or

          (e) the occurrence of any event that results in the Executive being excluded from coverage, or having coverage limited for the Executive as compared to other executives of the Employer, under the Employer's blanket bond or other fidelity or insurance policy covering its directors, officers, or employees, or

          (f) the Executive is removed from office or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

          (g) conviction of the Executive for or plea of nolo contendere to a felony or conviction of or plea of nolo contendere to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive for forty-five (45) consecutive days or more.

     1.16 "Termination of Employment" with the Employer means that the Executive shall have ceased to be employed by the Employer for any reason whatsoever, excepting a leave of absence approved by the Employer. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of termination of the Executive's employment, the Employer shall have the sole and absolute right to decide the dispute.

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


                                    ARTICLE 2
                                LIFETIME BENEFITS

     2.1 Normal Retirement Benefit. Upon the Executive's Normal Retirement Date, the Executive shall be eligible to receive the benefit described in this Section
2.1 in lieu of any other benefit under Article 2 of this Agreement.

     2.1.1. Amount of Benefit. The amount of the annual benefit shall be equal to the sum of (a) plus, to the extent earned, (b).

          (a) Fixed Benefit. The annual benefit under this Section 2.1(a) is an amount equal to fifty percent (50%) of the Executive's Final Average Salary.

          (b) Performance-Based Benefit. For each Plan Year for which the performance targets established pursuant to Section 2.7 are satisfied, the Executive shall receive a supplemental annual benefit equal to two percent (2%) of his Final Average Salary, provided, however; that the Executive's benefit pursuant to this Subsection (b), in the aggregate, shall not exceed twenty percent (20%) of the Executive's Final Average Salary. At such time as the Executive's Final Average Salary becomes known, the Executive agrees that any benefit otherwise earned by the Executive by satisfaction of performance targets in excess of twenty percent (20%) of the Executive's Final Average Salary shall not be payable.

     2.1.2. Payment of Benefit. The Employer shall pay the aggregate annual benefit described in Section 2.1.1 to the Executive over a fifteen
           (15) year period in twelve (12) equal monthly installments payable on the first day of each month, beginning with the month after the Executive's Normal Retirement Date.

     2.2 Early Retirement Benefit. Upon the Executive's Early Retirement Date, the Executive shall be eligible to receive the benefit described in this Section
2.2 in lieu of any other benefit under Article 2 of this Agreement.

     2.2.1. Amount of Benefit. The annual benefit under this Section 2.2 is an amount equal to the Accrual Balance earned as of the last day of the Plan Year immediately preceding the Executive's Early Retirement Date.

     2.2.2. Payment of Benefit. The Employer shall pay the early retirement benefit to he Executive over a fifteen (15) year period in twelve
            (12) equal monthly installments payable on the first day of each month, beginning with the month after the Executive reaches his Normal Retirement Age.

     2.3 Disability Benefit. Upon the Executive's Termination of Employment due to a Disability before reaching Normal Retirement Age, the Executive shall be eligible to receive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

     2.3.1. Amount of Benefit. The annual benefit under this Section 2.3 is an amount equal to the Accrual Balance earned as of the last day of the Plan Year

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

            immediately preceding the effective date of the Executive's Termination of Employment.

     2.3.2. Payment of Benefit. The Employer shall pay the Disability benefit to the Executive over a fifteen (15) year period in twelve
            (12) equal monthly installments payable on the first day of each month, beginning with the month after the Executive's Normal Retirement Age.

     2.4 Change in Control Benefit. If, within twenty-four (24) months after a Change in Control, the Employer terminates the Executive's employment other than for Cause or as described in Section 5.2 hereof or if the Executive terminates employment for Good Reason, the Executive shall be eligible to receive the benefit described in this Section 2.4 instead of any other benefit under Article 2 of this Agreement.

     2.4.1. Amount of Benefit. The annual benefit under this Section 2.4 is an amount equal to the Accrual Balance earned as of the last day of the Plan ear preceding the effective date of the Executive's Termination of Employment.

     2.4.2. Payment of Benefit. The Employer shall pay the Change in Control benefit under Section 2.4 of this Agreement to the Executive in one lump sum within three (3) days after the Executive's Termination of Employment.

     2.5 Change in Control Payout of Normal Retirement Benefit, Early Retirement Benefit, or Disability Benefit Being Paid to the Executive at the Time of a Change in Control. If a Change in Control occurs at any time during the period in which the Executive is receiving payment of the benefit under Section 2.1, 2.2, or 2.3, the Employer shall pay the remaining benefits due to the Executive under the applicable section to the Executive in a single lump sum payment within three (3) days after the Change in Control.

     2.6 Petition for Payment of Normal Retirement Benefit, Early Retirement Benefit or Disability Benefit. If the Executive is entitled to a benefit under
Section 2.1, Section 2.2, or Section 2.3, the Executive may petition the Board of Directors of the Employer to have the Accrual Balance determined as of the date the Executive becomes entitled to a benefit under Section 2.1, Section 2.2 or Section 2.3, as applicable, paid to the Executive in a single lump sum. The Board of Directors of the Employer may, in its sole and absolute discretion, pay the Accrual Balance to the Executive in a single lump sum. If the Accrual Balance is paid to the Executive in a single lump sum, the Employer shall have no further obligations under this Agreement.

     2.7 Performance Targets. For purposes of determining the benefit payable pursuant to Section 2.1.1(b), the Plan Administrator, shall establish performance targets for each Plan Year within ninety (90) days after the beginning of the Plan Year (except for the Plan Year beginning on January 1, 2004 for which the performance targets shall be established within thirty (30) days following the date upon which this Agreement is executed). The performance targets for each Plan Year shall be determined by the Plan Administrator in its sole discretion and shall be delivered to the Executive by the Plan Administrator in writing within thirty (30) days after the performance targets have been established. The performance targets may take into account only the Employer's performance or the Employer's performance relative to a peer group of companies, or a combination of both. If a performance target is based on the

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

     2.8 Employer's performance relative to a peer group the Employer shall provide the names of the members of the peer group when delivering the performance target to the Executive. The peer group selected by the Plan Administrator shall not be changed with respect to a Plan Year except in the event of (a) changes in ownership or composition of the corporations constituting the peer group, or (b) changes in the characteristics of any member of the peer group such that the Plan Administrator determines that such member is no longer representative of the Employer's peer group of companies. If any member of the peer group is removed prior to the end of a Plan Year, the Plan Administrator may add another peer group corporation during such Plan Year. The Plan Administrator shall have the sole authority to determine whether the performance targets are satisfied and the Plan Administrator's decisions shall be final and binding.

                                    ARTICLE 3
                                 DEATH BENEFITS

     3.1 Death During Active Service. If the Executive dies while employed by the Employer, instead of any benefits payable under Article 2 of this Agreement the Employer shall pay to the Executive's Beneficiary the Accrual Balance as of the last day of the Plan Year immediately preceding the date of the Executive's death. The Employer shall pay the death benefit under this Section 3.1 within thirty (30) days after the Executive's death.

     3.2 Death During Benefit Period. If the Executive dies after benefit payments under Article 2 of this Agreement commences but before receiving all such payments, or if the Executive is entitled to benefit payments under Article 2 but dies before payments commence, the benefits shall be payable to the Executive's Beneficiary in accordance with the applicable payment provisions of
Article 2, but payments shall commence on the first day of the month after the date of the Executive's death. Payments shall be made in the same amounts they would have been made to the Executive had the Executive survived.

                                    ARTICLE 4
                                  BENEFICIARIES

     4.1 Beneficiary Designations. The Executive shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Employer in which the Executive participates.

     4.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan

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Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Executive's death.

     4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received in writing by the Plan Administrator or its designated agent.

     4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be distributed to the personal representative of the Executive's estate.

     4.5 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Employer may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Employer may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Employer from all liability for the benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

     5.1 Termination for Cause. If the Executive experiences a Termination of Employment which is a Termination for Cause, notwithstanding any provision of this Agreement to the contrary, this Agreement and the Employer's obligations under this Agreement shall terminate as of the effective date of the Termination for Cause.

     5.2 Removal. If the Executive is removed from office or permanently prohibited from participating in the Employer's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), this Agreement and all obligations of the Employer under this Agreement shall terminate as of the effective date of the order.

     5.3 Default. Notwithstanding any provision of this Agreement to the contrary, if the Employer is in "default" or "in danger of default," as those terms are defined in Section 3(x) of the Federal Deposit Insurance Act (12 U.S.C. 1813(x)), all obligations under this Agreement shall terminate as of the date such determination is made.

     5.4 FDIC Open-Bank Assistance. All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the Employer, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. 1823(c)).

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

     6.1 Claims Procedure. A person or beneficiary (a "claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows -

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     6.1.1 Initiation  -  Written  Claim.  The  claimant  initiates  a  claim by submitting to the Employer a written claim for the benefits.

     6.1.2 Timing of Employer Response. The Employer shall respond to such claimant within ninety (90) days after receiving the claim. If the Employer determines that special circumstances require additional time for processing the claim, the Employer can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90)-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Employer expects to render its decision.

     6.1.3 Notice of Decision. If the Employer denies part or all of the claim, the Employer shall notify the claimant in writing of such denial. The Employer shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          6.1.3.1 The specific reasons for the denial,

          6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

          6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

          6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

     6.2 Review Procedure. If the Employer denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Employer of the denial, as follows

     6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Employer's notice of denial, must file with the Employer a written request for review.

     6.2.2 Additional Submissions - Information Access. The claimant shall then ave the opportunity to submit written comments, documents, records and other information relating to the claim. The Employer shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

     6.2.3 Considerations on Review. In considering the review, the Employer shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

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     6.2.4 Timing  of  Employer  Response.  The  Employer  shall  respond  in writing to uch claimant within sixty (60) days after receiving the request for review. If the Employer determines that special circumstances require additional time for processing the claim, the Employer can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60)-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Employer expects to render its decision.

     6.2.5 Notice of Decision. The Employer shall notify the claimant in writing of its decision on review. The Employer shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth -

          6.2.5.1 The specific reasons for the denial,

          6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

          6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                                  MISCELLANEOUS

     7.1  Amendments and Termination. Subject to Section 7.13 of this Agreement,
(a) this Agreement may be amended solely by a written agreement signed by the Employer and by the Executive, and (b) except for termination occurring under
Article 5, this Agreement may be terminated solely by a written agreement signed by the Employer and by the Executive.

     7.2 Binding Effect. This Agreement shall bind the Executive and the Employer and their beneficiaries, survivors, executors, successors, administrators, and transferees.

     7.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Employer, nor does it interfere with the Employer's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     7.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

     7.5 Tax Withholding. The Employer shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     7.6 Applicable Law. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the principles of conflict of laws of such state.

     7.7 Unfunded Arrangement. The Executive and the Executive's Beneficiary are general unsecured creditors of the Employer for the payment of benefits under this Agreement. The benefits represent the mere promise by the Employer to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Employer to which the Executive and Beneficiary have no preferred or secured claim.

     7.8 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision, and the remainder of such provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

     7.9 Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

     7.10 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Employer at the time of the delivery of such notice, and properly addressed to the Employer if addressed to the Board of Directors, Albany Bank & Trust and Community Capital Bancshares, Inc., 2815 Meredyth Drive, Albany, Georgia 31707.

     7.11 Entire Agreement. This Agreement constitutes the entire agreement between the Employer and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

     7.12 Payment of Legal Fees. In the event litigation ensues between the parties concerning the enforcement of the obligations of the parties under this Agreement, the Employer shall pay all costs and expenses in connection with such litigation until such time as a final determination (excluding any appeals) is made with respect to the litigation. If the Employer prevails on the substantive merits of the each material claim in dispute in such litigation, the Employer shall be entitled to receive from the Executive all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the Employer on behalf of the Executive in connection with such litigation, and the Executive shall pay such costs and expenses to the Employer promptly upon demand by the Employer.

     7.13 Termination or Modification of Agreement Because of Changes in Law, Rules or Regulations. The Employer is entering into this Agreement on the assumption that certain existing tax laws, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Agreement, then the Employer reserves the right to terminate or modify this Agreement accordingly, subject to the written consent of the Executive, which shall not be unreasonably withheld. This Section 7.13 shall become null and void effective immediately if a Change in Control occurs.

                                    ARTICLE 8
                           ADMINISTRATION OF AGREEMENT

     8.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the Board of Directors of the Employer or such committee or person(s) as the Board of Directors of the Employer shall appoint. In accordance with the rules applicable for companies listed on the Nasdaq Stock Market and the Employer's corporate governance procedures, the Executive shall not serve as a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (b) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

     8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Employer.

     8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method described in Section 1.1.

     8.4 Indemnity of Plan Administrator. The Plan Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement, unless such action or omission is attributable to the willful misconduct of the Plan Administrator or any of its members. The Employer shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

     8.5 Employer Information. To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive and such other pertinent information as the Plan Administrator may reasonably require.

     IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Company and the Bank have signed this Agreement as of the date first written above.

THE EXECUTIVE:                          THE BANK: ALBANY BANK & TRUST


/s/ Robert E. Lee                       By: /s/ Charles M. Jones, III
--------------------                        ---------------------------
Robert  E.  Lee
                                        Its: Chairman
                                             --------------------------

                             BENEFICIARY DESIGNATION
                          SALARY CONTINUATION AGREEMENT

     I, Robert E. Lee, designate the following as beneficiary of any death benefits under this Salary Continuation Agreement -

     Primary:     Rebecca T. Lee
                  --------------------------------------------------------------
----------------------------------------------------------------------------.

     Contingent:     Frank Z. Lee and Amy H. Lee
                     -----------------------------------------------------------
-------------------------------------------------------------------------------.

     NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

     I understand that I may change these beneficiary designations by filing a new written designation with the Employer. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

     Signature:     /s/ Robert E. Lee
                    --------------------
                    Robert E. Lee

     Date:          September 13, 2004
                    ---------------------

     Accepted by the Employer this 13th day of September, 2004.


     By:     /s/ LaDonna J. Urick
             -----------------------

Print Name:      LaDonna J. Urick
                --------------------

Title:          HR Director
                ------------





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